Annual Shareholder Meeting May 25, 2021 1 Welcome and Introduction Procedural Matters Presentation of Proposals Vote Address by Kevin Cummings Answers to Shareholder Questions Announcement of Preliminary Voting Results Adjournment of Meeting Agenda Exhibit 99.1

Investors Bancorp, Inc. Forward Looking Statements Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” ”believe,” ”expect,” ”estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

3 Total Return Performance 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Source: S&P Global Market Intelligence, total return (as of March 31, 2021) assumes the reinvestment of dividends and is expressed in dollars based on an assumed investment of $100. $466 $232 $243 $260 $0.00 $50.00 $100.00 $150.00 $200.00 $250.00 $300.00 $350.00 $400.00 $450.00 $500.00 ISBC Converted Thrifts Commercial Banks National Banks Total return for Converted Thrifts is the average of DCOM, KRNY, NYCB, NFBK, OCFC, PBCT and PFS. Total return for Commercial Banks is the average of CNOB, LBAI, MTB and VLY. Total return for National Banks is the average of JPM, WFC, BAC and C.